UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________________________________

Date of Report (Date of earliest event reported): February 14, 2017 (February 9, 2017)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Ference Kesner LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On February 9, 2017, MedoveX Corporation (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with selected accredited investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Unit Purchase Agreement, the Company had the right to sell  in a private placement (the “Offering”) a minimum of $3,000,000 and up to a maximum of $5,000,000 of units (each a “Unit” and collectively, the “Units”).  Each Unit had a purchase price of $100,000 and consists of (i) 96,154 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.04 per share, and (ii) a warrant to purchase 48,077 shares of Common Stock  (each, a “Warrant” and together with the Units, the Common Stock and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”)). Each Warrant has an initial exercise price of $1.50 per share, subject to adjustment (the “Exercise Price”), and is initially exercisable for a period of five (5) years from the date of issuance.

At the closing, the Company issued to the Investors 3,071,634 shares of Common Stock, 9,399 shares of Series A Preferred Stock and warrants to purchase 2,005,769 shares of Common Stock and received gross proceeds of $3,022,000 and converted an additional $1,150,000 of debt into Units on the same terms as the other investors, except that it was on a commission free basis.  In connection with the closing of the Offering, the Company paid Laidlaw & Company (UK) Ltd. (the “Placement Agent”) a cash fee of $349,940 and issued them five year warrants to purchase up to 405,577 shares to the Placement Agent with an exercise price of $1.50 per share.

Pursuant to the Unit Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors. The Company will be required to file by April 15, 2017 a registration statement registering for resale all shares of Common Stock issued as part of the Units and all of the Warrant Shares.  The Unit Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference

As part of the conversion and the noteholders’ agreement not to require payment of their note as provided for in their note and in consideration of their cancellation of 200,000 warrants to purchase common stock, the Company issued the noteholders an aggregate of 200,000 shares of common stock.

Each of the Investors is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the securities were sold to it in reliance on the exemption from registration provided by Rule 506 and Section 4(2) of the Act.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Warrant to be issued by MedoveX Corporation to each of the Investors
10.2	Form of Unit Purchase Agreement, by and between the Company and Investors
10.3	Form of Registration Rights Agreement, by and between the Company and Investors
10.4	Certificate of Designation for Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017	MEDOVEX CORPORATION By: /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer